EXHIBIT 3.01(F)

                            STATEMENT OF CANCELLATION
               OF THE STATEMENT FIXING THE RIGHTS AND PREFERENCES
              OF THE SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                                OF WEB.COM, INC.


         The undersigned officer of Web.com, Inc. (the "Company") hereby certifies that:

         1.       The name of the Company is Web.com, Inc.

         2. The Company's Board of Directors has directed that the statement fixing the rights and preferences of the Company's Series A Junior Participating Preferred Stock be canceled pursuant to Section 302A.133 of the Minnesota Statutes.

         3. There are currently no shares of Series A Junior Participating Preferred Stock outstanding.

         4. The 2,000,000 shares formerly designated as Series A Junior Participating Preferred Stock shall have the status of authorized but unissued, undesignated stock.

         IN WITNESS WHEREOF, the undersigned has executed this statement of cancellation this 3rd day of April, 2007.


                                           WEB.COM, INC.

                                           By: /S/ JONATHAN B. WILSON
                                               ---------------------------------
                                           Name:  Jonathan B. Wilson
                                           Its:  Secretary